SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 15, 2001


                             YELLOWBUBBLE.COM, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


        Nevada                        001-15241                 33-0786959
----------------------              -------------          ---------------------
   (State or other                   (Commission               (IRS Employer
   jurisdiction of                     File No.)             Identification No.)
   incorporation)



104-106 The Chambers, Chelsea Harbour, London, England               SW10V0XF
----------------------------------------------------------        --------------
      (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:         011-44-20-7871-0000
                                                          ----------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     On October 15, 2001, Yellowbubble.com Ltd. ("Yellowbubble"), a company formed under the laws of England and Wales and an indirect wholly-owned subsidiary of Yellowbubble.com, Inc., a Nevada corporation (Registrant"), appointed Nicholas John Miller and Timothy James Branston of Kingston, Smith & Partners, an English accounting firm specialized in insolvency matters, to liquidate the affairs of Yellowbubble. Yellowbubble has total liabilities of approximately (Pound)575,000. In addition, on or around October 12, 2001, approximately (Pound)3.125 million owed to Registrant was converted into shares of Yellowbubble.

     Bubble Pro Ltd., an indirect wholly-owned subsidiary of Registrant will be taking over substantially all of the operational activities of Yellowbubble, including promoting the directory search engine product under an exclusive license agreement between Yellowbubble.com Holdings Ltd., a wholly-owned subsidiary of Registrant ("Holdings"), and The Big Tank Ltd., the owner of the directory search engine. David Scroggie and Shami Dhillon, both executive officers of Registrant, may be deemed to own an indirect minority interest in The Big Tank Ltd. Registrant, through Holdings, also intends to start marketing I-Profile. This internet based brochure enables the user to retrieve essential information about companies and their businesses in a fast and cost effective manner.

     In addition, Registrant intends to continue exploring opportunities to acquire or merge with an operating entity and to that end has entered into discussions with a number of parties. No assurance can be provided that
Registrant  will be  successful  in  finding a  suitable  merger or  acquisition candidate. Any such transaction will likely involve the issuance of large numbers of shares of Registrant which may substantially dilute current shareholders of Registrant. Any such acquisition, merger or combination will be made in compliance with applicable Federal and state securities and corporate law and depending upon the structure of the transaction, submission of information to shareholders regarding any such transaction prior to consummation, as well as shareholders' approval thereof, may not be required.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             YELLOWBUBBLE.COM, INC.


                                             By:  /s/  D.F.H. Scroggie
                                                 -------------------------------
                                                  D.F.H. Scroggie
                                                  Vice President



Date:  January 7, 2002